Exhibit 99.1

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

FOR IMMEDIATE RELEASE:
iSun announces investment in Encore Renewable Energy

New capital will further accelerate both parties’ geographic expansion and expand iSun’s pipeline for continued growth.

WILLISTON, Vt.--(BUSINESS WIRE)—iSun, Inc. (NASDAQ: ISUN) (the “Company”, or “iSun”), a leading solar energy and clean mobility infrastructure company with 50-years of construction experience in solar, electrical and data services and a provider of proprietary electric vehicle charging platforms, today announced it has reached a definitive agreement to make a strategic minority interest equity investment in Encore Renewable Energy, a leading innovator in community-scale clean energy and Top 20 US commercial solar developer.

HIGHLIGHTS:
●	Investment to accelerate expansion of iSun’s Commercial, Industrial and Utility businesses into new geographic markets
●	Provides collaboration opportunities across both parties’ project pipelines
●	Extends Encore’s long-term experience as a registered B-Corp to iSun’s ESG initiatives
●	Enables Encore to expand its geographic reach while advancing innovative clean energy solutions including solar + storage, brownfield redevelopment and dual land-use/agrivoltaics initiatives
●	Further strengthens the long-standing relationship between two leading innovators in the community-scale clean energy sector.

iSun’s investment aligns with its previously stated growth objectives. First announced in late 2019, iSun’s growth strategy highlighted the specific steps the Company would take to accelerate the nation’s transition to solar energy across all sectors. The investment compliments two of the strategy's key pillars - organic growth organic regional growth by expanding relationships with existing Industrial and Utility customers, and investment in companies capable of increasing project pipeline opportunities.

“This partnership reflects the progress we’ve steadily been making against our three-pronged strategy for growth,” said Jeffrey Peck, Chairman and Chief Executive Officer of iSun. “By deepening our long-standing relationship with Encore Renewable Energy, we will gain invaluable insights into new geographic markets which we can use to further advance our C&I strategy. Equally important: we will be strengthening a long-term relationship with a partner whose values and commitment to innovation mirrors ours. Encore’s experience in reclaiming undervalued real estate for clean energy generation and storage, and revitalizing communities with the deployment of agrivoltaic solutions illustrates their understanding of the challenges often associated with getting buy-in for community-scale clean energy development projects, and ultimately reduces barriers for solar adoption. As a Certified B Corporation and a values driven organization, Encore is a leader in creating a new industry standard. We’re proud to have them as a partner.”

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

"This new infusion of capital from iSun will allow us to more than double our project development pipeline over the next 12 months," offered Chad Farrell, CEO and Founder of Encore Renewable Energy. "Deploying additional community-scale solar and solar + storage solutions across the Northeast and other strategic markets supports our ongoing work to accelerate the transition to a robust clean energy economy powered by low cost, carbon free renewable resources."

About iSun Inc.
Since 1972, iSun has accelerated the adoption of proven, life-improving innovations in electrification technology. iSun has been the trusted electrical contractor to Fortune 500 companies for decades and has installed clean rooms, fiber optic cables, flight simulators, and over 400 megawatts of solar systems.  The Company has provided solar EPC services across residential, commercial & industrial, and utility scale projects and provides solar electric vehicle charging solutions for both grid-tied and battery backed solar EV charging systems. iSun believes that the transition to clean, renewable solar energy is the most important investment to make today and is focused on profitable growth opportunities. Please visit www.isunenergy.com for additional information.

About Encore Renewable Energy
Encore Renewable Energy is a Burlington, Vermont-based leader in commercial renewable energy with a proven track record in solar development from concept to completion. Founded in 2007 as Encore Redevelopment, their team specializes in the design, development, financing, permitting, and construction of solar and energy storage projects on landfills, brownfields, rooftops and carports. As a values-led company, Encore is committed to revitalizing communities and creating a cleaner, brighter future for all. For more information about Encore, please visit encorerenewableenergy.com. Stay connected via Twitter and LinkedIn.

Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Words or phrases such as "may," "should," "expects," "could," "intends," "plans," "anticipates," "estimates," "believes," "forecasts," "predicts" or other similar expressions are intended to identify forward-looking statements, which include, without limitation, earnings forecasts, effective tax rate, statements relating to our business strategy and statements of expectations, beliefs, future plans and strategies and anticipated developments concerning our industry, business, operations and financial performance and condition.

iSun, Inc 400 Avenue D, Suite 10 Williston VT, 05495

The forward-looking statements included in this press release are based on our current expectations, projections, estimates and assumptions. These statements are only predictions, not guarantees. Such forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict. These risks and uncertainties may cause actual results to differ materially from what is forecast in such forward-looking statements, and include, without limitation, the risk factors described from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

All forward-looking statements included in this press release are based on information currently available to us, and we assume no obligation to update any forward-looking statement except as may be required by law.

IR Contact:
Tyler Barnes
IR@isunenergy.com
802-289-8141